NSAR ITEM 77O
January 1, 2004 - June 30, 2004
Van Kampen Life Investment Trust Comstock Portfolio
10f-3 Transactions

Underwriting #   Underwriting    Purchased   Amount of    % of        Date of
                                 From       shares    underwriting   Purchase

    1            Assurant Inc.  Merrill Lynch 124,000    0.155%      02/04/04
                  Corp.          & Associates

    Underwriters for #1
Morgan Stanley
Credit Suisse First Boston
Merrill Lynch & Co.
Citigroup
Goldman, Sachs & Co.
JPMorgan
Bear, Stearns & Co. Inc.
Cochran, Caronia & Co.
Fortis Investment Services LLC
McDonald Inestments Inc.
Raymond James
Suntrust Robinson Humphrey